Exhibit 99.3

CONTACT:
Heather A. Rollo	Richard Land, Dave Jacoby
Chief Financial Officer	Jaffoni & Collins Incorporated
702/263-2583	212/835-8500 or pgic@jcir.com

PROGRESSIVE GAMING ANNOUNCES $31 MILLION STRATEGIC FINANCING

Las Vegas, NV – August 14, 2007 – Pursuant to its plans to strengthen its balance sheet, Progressive Gaming International Corporation (NASDAQ: PGIC) (the “Company”), announced today that it has entered into a definitive purchase agreement for a strategic investment in the Company in the form of a private placement of approximately 6.9 million shares of common stock for total proceeds of approximately $31 million. The private placement is subject to closing conditions and is expected to close on or about August 17, 2007. The investment was led by a large prominent mutual fund. No warrants will be issued in connection with the financing.

The Company expects to use proceeds from this financing, as well proceeds from the anticipated sale of its Table Games Division, to repay debt and for working capital purposes.

The shares of common stock to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements. The shares were offered and will be sold only to a limited number of accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the common stock issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities.

Progressive Gaming International is a leading supplier of integrated casino and jackpot management solutions for the gaming industry worldwide. This technology is widely used to enhance casino operations and drive greater revenues. Progressive Gaming is unique in the industry in offering casino management and progressive systems in a modular yet integrated solution. Products include multiple forms of regulated wagering solutions in wired, wireless and mobile formats. There are Progressive Gaming products in over 1,000 casinos throughout the world. For further information, visit www.progressivegaming.net.

Forward-Looking Statements: This release contains forward-looking statements, including statements regarding the planned private placement transaction, the Company’s plans to file a registration statement for the resale of the issued securities, the Company’s sale of its securities and the use of proceeds therefrom. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the financing may not be completed when expected, or at all, risks related to delays in the approval, introduction, installation and customer acceptance of new products, the risk that the Company’s table games route may not be sold in the manner anticipated, or at all, the risk that a sale of the Company’s table games division may not provide anticipated benefits, the risk that the Company may not successfully resolve any outstanding legal matters, risks related to the integration of VirtGame’s and EndX’s technology with the Company’s products, the status of rights licensed from content providers, risks related to the Company’s ability to enforce and develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which the Company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the Company, the Company’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company’s debt service obligations and other risks detailed in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2006 and periodic reports on Form 10-Q and Form 8-K as well as other subsequent filings with the SEC. These forward-looking statements are based on current information that is likely to change. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statements to reflect new circumstances or anticipated or unanticipated events or circumstances as they occur.

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